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                                                                    Exhibit 23.5

                      CONSENT OF THE CARSON MEDLIN COMPANY



         We hereby consent to the inclusion as Appendix D to the Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of FNB Corporation of our letter to the Board of Directors of FNB Corporation and to the references made to such letter and to the firm in such Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                      /s/ THE CARSON MEDLIN COMPANY

Tampa, Florida
September 20, 2001